UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 26, 2007 (December 20, 2007)

Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.

(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1440 Broadway, 17th floor, New York, NY 10018

(Address of principal executive offices and zip code)

(212) 356-9500

(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission. Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 8.01 Other Events.

Based upon recent events, the Company is re-forecasting guidance previously given for its electronic payment processing segment for 2007 and providing its forecast for that segment in 2008.

As previously disclosed, in late September one of the Company’s merchant processing accounts stopped providing services for which it had been advanced payment on credit card transactions processed by the Company. The merchant has not been honoring requests made by the Company for payment of charge-backs, generated by their customers who have not received services, as it is required to under their agreement with the Company, nor has the owner-guarantor honored our demands for payment. As a result, the Company has become liable for these charge-backs under the Visa® and MasterCard® rules.

The Company has initiated legal action against the merchant and a financial guarantor of the merchant’s obligations to the Company, seeking compensation for charge-backs paid to date and all future charge-backs. The Company is not able to estimate the amount that may be recovered from present and future actions taken against the merchant and its guarantor, if any.

At the time of the filing of the third quarter financial statements, the Company could not estimate the potential maximum loss associated with this merchant’s charge-backs. As of December 20, 2007, the Company has estimated that its total potential maximum loss relating to charge-backs for this merchant may be as much as $1.8 million. This assumes no recovery from the merchant or the guarantor under the current agreements or pursuant to present and future legal actions undertaken. Consequently, the Company anticipates a further expense of $1.5 million to be taken in the fourth quarter of 2007 in addition to the $300,000 previously expensed in its financial statements for the quarter ended September 30, 2007. The Company believes that it has no other material exposure at this time to other merchants engaging in forward sales in its electronic payment processing segment.

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The Company had previously issued pre-tax net income guidance for the electronic payment processing segment in the range of $1.0 to $1.2 million for the fourth quarter and $3.6 to $3.9 million, for the full year. The Company now forecasts that the electronic payment processing segment will have a 2007 fourth quarter pre-tax net loss of approximately $200,000 and 2007 full year pre-tax net income of approximately $2.3 million. The Company expects that EBITDA for the electronic processing segment for the fourth quarter and full year will be similarly affected. Without the provisions related to this merchant, the Company estimates pre-tax net income for the electronic payment processing segment for the quarter and the year would have been approximately $1.3 million and $4.1 million, respectively.

For 2008, the Company forecasts that its electronic payment processing segment will provide pre-tax net income of $4.4 to $4.8 million on revenues of $64 to $68 million.

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: December 26, 2007	/s/ Barry Sloane
Barry Sloane
Chairman of the Board, Chief Executive Officer, Secretary

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